UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2015

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

ConAgra Foods, Inc. (the “Company”) is filing this Amendment No. 3 to Form 8-K (“Amendment No. 3”) to amend the Company’s Current Report on Form 8-K filed on May 21, 2013 (the “Original Form 8-K”), as amended by Amendment No. 1 to Form 8-K filed on December 19, 2013 (“Amendment No. 1”) and Amendment No. 2 to Form 8-K filed on February 18, 2014 (collectively with the Original Form 8-K and Amendment No. 1, the “Amended Form 8-K”) in order to update certain disclosures therein under Item 2.05 with respect to the Company’s exit and disposal activities. The disclosure contained in Item 2.05 of the Amended Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.05 of this Amendment No. 3.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company previously reported that the Board of Directors of the Company (the “Board”) authorized a plan for the integration and restructuring of the operations of Ralcorp Holdings, Inc. (“Ralcorp”), the optimization of the entire Company’s supply chain network, manufacturing assets, and dry distribution and mixing centers, and improvement of operational effectiveness and reduction of selling, general and administrative costs, which the Company refers to as the Supply Chain and Administrative Efficiency Plan (the “SCAE Plan”). On June 30, 2015, the Company announced plans to divest substantially all of the operations that were previously reported within the Company’s Private Brands segment. The Company continues to implement portions of the SCAE Plan, including work related to optimizing its supply chain network and pursuing cost reductions through selling, general and administrative functions and productivity improvements. As of August 30, 2015, the Board approved the incurrence of up to $394.0 million of expenses in connection with the SCAE Plan. As of August 30, 2015, the Company has incurred or expects to incur approximately $266.4 million of charges for actions identified under the SCAE Plan, including $171.8 million of cash charges and $94.6 million of non-cash charges.

The Company is filing this Amendment No. 3 to report that, on September 25, 2015, the Board authorized the Company to incur additional cash and non-cash expenses in connection with the SCAE Plan, including expenses related to further reducing selling, general and administrative expenses, increasing trade spend efficiencies and relocating the Company’s corporate headquarters from Omaha, Nebraska, to Chicago, Illinois. Although the Company remains unable to make good faith estimates relating to the entire SCAE Plan, the Company is reporting its preliminary estimate in connection with these actions of approximately $345 million of restructuring related charges, substantially all of which is expected to be cash charges, which are expected to be incurred over the next two to three years.

The Company’s preliminary estimate of accounting charges related to these actions is as follows:

Type of Cost:
Severance, retention, relocation and related costs: $200 million
Property related costs: $65 million
Consulting, transition and other costs: $80 million
Total: Approximately $345 million

The Company intends to treat charges related to the SCAE Plan as items impacting comparability of results.

Note on Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: the Company’s ability to successfully execute an exit option for its private label operations within the expected time frame or at all; the Company’s ability to successfully execute its long-term value creation strategy; the Company’s ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of the Company’s product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; the effectiveness of the Company’s hedging activities, including volatility in commodities that could impact the Company’s derivative positions and, in turn, the Company’s earnings; the Company’s ability to execute its operating and restructuring plans and achieve operating efficiencies; the success of the Company’s cost saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; the ultimate impact of any product recalls; access to capital; actions of governments and regulatory factors affecting the Company’s businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the Company’s common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in the Company’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of they are made. The Company disclaims any obligation to update or revise statements contained in this presentation to reflect future events or circumstances or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

October 1, 2015	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary